Exhibit g.2

                                     FORM OF
                        AMENDMENT TO CUSTODIAN AGREEMENT
                                     BETWEEN
                                 AETNA GET FUND
                                       AND
                                MELLON BANK, N.A.

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                                     FORM OF
                        AMENDMENT TO CUSTODIAN AGREEMENT
                                     BETWEEN
                                 AETNA GET FUND
                                       AND
                                MELLON BANK, N.A.

                                   WITNESSETH:

         WHEREAS, Aetna GET Fund (the "Fund") and Mellon Bank, N.A. ("Mellon") are parties to a Custodian Agreement (the "Agreement") dated June 28, 2001, as may be amended from time to time, with respect t the assets of some or all of the Fund's Series ("Series"); and

         WHEREAS, the Fund has authorized the creation of a new series, Series Q, and has amended its registration statement on Form N-1A to register shares of beneficial interest of Series Q with the Securities and Exchange Commission; and

         WHEREAS, the Fund, for which Aeltus Investment Management, Inc. serves as investment advisor to Series Q, desires to appoint Mellon as custodian of the assets of its Series Q;

         NOW THEREFORE, it is agreed as follows:

         1. The Fund, on behalf of Series Q, hereby appoints Mellon, and Mellon hereby accepts appointment, as the custodian of the assets of Series Q, in accordance with all the terms and conditions set forth in the Agreement.

         2. The Fund is entering into the Agreement on behalf of Series Q individually and not jointly with any other Series. Without otherwise limiting the generality of the foregoing,

             (a) any breach of the Agreement regarding the Fund with respect to the Series Shall not create a right or obligation with respect to any other Series;

             (b) under no circumstances shall the Bank have the right to set off claims relating to a series by applying property of any other Series;

             (c) no Series shall have the right of set off against the assets held by any other Series;

             (d) the business and contractual relationships created by the
                 Agreement as amended hereby, and the consequences of such relationships relate solely to the particular Series to which such relationship was created; and

             (e) all property held by the Bank on behalf of a particular Series shall relate solely to the particular Series.



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         3. The Fund and Mellon agree that the trustees, officers, and agents of the Fund and the shareholders of any of its Series shall not personally be bound by or liable under this Agreement, as provided in the Fund's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the trustees of the Fund and executed and delivered by an authorized officer of the Fund, action as such, and neither such authorization nor shall execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below on the date mentioned below.

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

Mellon Bank, N.A.                                            Aetna GET Fund, on behalf of
                                                             Series Q, individually

By:                                                 By:
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Name:                                               Name:
       --------------------------------------                --------------------------------------

Title:                                              Title:
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Date:                                               Date:
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